POWER OF ATTORNEY

	I, Wayne R. Moon, hereby constitute and appoint Nancy E. Egan, Arthur W. Homan, G. Edward McClammy, and Sean M. Wirtjes, and each of them individually, as my true and lawful attorney-in-fact to:

	1.	Complete and execute for and on my behalf as a director of
Varian, Inc. (the "Company.") any Forms 3, 4 or 5 required to be filed by me under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

	2.	Do and perform any and all acts for and on my behalf which may be necesssary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such Form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

	3.	Take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executied by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	I hereby grant to each of such attorneys-in-fact full power and authority to do and perform any and every act which is necessary or desirable to be done in the exercise of any of the powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and I ratify and confirm every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.

	I acknowledge that the attorneys-in-fact appointed in this Power of Attorney, in serving in such capacity at my request, are not assuming, and the Company is not assuming, any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or the rules or regulations thereunder.

	This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holding or transactions in securities issued by the Company, unless I earlier revoke this Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 12th day of September, 2006, at Palo Alto, California.





						/s/ Wayne R. Moon